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Exhibit 99.1

Contacts:	Brian W. Bethers President and CFO 1-800 CONTACTS, INC. (801) 924-9800 investors@contacts.com	Robert G. Hunter Vice President, Finance 1-800 CONTACTS, INC. (801) 924-9800 investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Third Quarter Results

Company reports U.S. retail sales of $55.0 million and U.S. retail operating income of $5.2 million

        DRAPER, Utah, November 2, 2004 /PRNewswire-FirstCall/—1-800 CONTACTS, INC. (Nasdaq: CTAC), today reported results for its third quarter ended October 2, 2004.

        Consolidated net sales for the third quarter ended October 2, 2004 were $56.9 million, compared to $48.4 million for the comparable quarter of the prior year, an 18% increase. For the third quarter of fiscal 2004, the Company reported consolidated net income of $1.4 million, or $0.10 per diluted common share, compared to a consolidated net loss of $(0.6) million, or $(0.05) per diluted common share for the third quarter of fiscal 2003.

        Net sales and operating income for the Company's retail business for the third quarter ended October 2, 2004 were $55.0 million and $5.2 million, respectively. This compares to net sales of $48.8 million and operating income of $1.8 million for the second quarter ended July 3, 2004, and net sales of $46.9 million and operating income of $0.3 million for the third quarter ended September 27, 2003. The retail business gross profit of 40.5% in the third quarter of fiscal 2004 remained relatively constant with the gross profit of 40.7% reported in the second quarter of fiscal 2004.

        Consolidated advertising expenses for the third quarter of fiscal 2004 were 11.5% of net sales compared to 14.8% of net sales for the comparable quarter of the prior year. Consolidated legal and professional expenses for the third quarter of fiscal 2004 decreased $0.6 million from the comparable quarter of the prior year and decreased $0.3 million from the second quarter of fiscal 2004.

        During the third quarter of fiscal 2004, the retail business incurred operating expenses—excluding advertising, legal and professional, and research and development—of $9.7 million, or 17.6% of net sales, compared to $8.6 million, or 18.3% of net sales for the third quarter of fiscal 2003.

        Brian Bethers, President and Chief Financial Officer, said, "We saw significant improvement in our financial results for our retail business during this past quarter and expect these trends to continue for the foreseeable future. Compared to the second quarter of fiscal 2004, sales in our retail business grew from $48.8 to $55.0 million and operating income increased from $1.8 to $5.2 million. Our projections for the third quarter were sales of $51.0 to $53.0 million and operating income of $4.5 to $5.0 million.

        We continue to see strong results in the current quarter, and we are raising our expectations for the fourth quarter. We had previously projected $44.0 to $46.0 million in fourth quarter retail sales and $4.5 to $5.0 million in operating income. We are raising our guidance for our retail business in the fourth quarter to $48.0 to $50.0 million in sales and $5.0 to $5.5 million in operating income. This includes an increase in advertising expenses versus previous guidance from $4.0 to $4.5 million."

        Mr. Bethers continued, "As mentioned last quarter, the reduction in advertising and sales in the fourth quarter as compared to the third quarter is consistent with our strategy since inception. Unlike most other retail companies, we typically decrease advertising spending during the holiday selling season when advertising costs increase and response rates decline."

        For the third quarter of fiscal 2004, net sales and operating loss for ClearLab, the Company's international manufacturing business, were $1.9 million and $(2.1) million, respectively. This compares to net sales of $1.2 million and an operating loss of $(2.3) million for the second quarter of fiscal 2004.

        Mr. Bethers added, "We are projecting ClearLab sales of $2.5 to $3.5 million for the fourth quarter. Demand has been strong for ClearLab products, but installation of production lines for new products took longer than anticipated. We expect to realize an operating loss at ClearLab of $(1.5) to $(2.0) million for the fourth quarter, as we accelerate some of our R&D efforts and further expand daily manufacturing capacity to capitalize on increasing demand. We are encouraged by recent developments at ClearLab and, as stated last quarter, we believe that ClearLab will contribute to operating income in 2005."

        1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery. Through its easy-to-remember, toll-free telephone number, "1-800 CONTACTS" (1-800-266-8228), and its Internet web site, www.contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

        This news release contains forward-looking statements about the Company's future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among others: general economic conditions, the health of the contact lens industry, inventory acquisition and management, manufacturing operations, integrations and growth of the Company's acquisitions into its business, exchange rate fluctuations, advertising spending and effectiveness, unanticipated costs and unrealized benefits associated with the Company's agreements with Johnson & Johnson Vision Care and CIBAVision, the Company's doctor referral program with Cole National, research and development initiatives, prescription verification requirements of The Fairness to Contact Lens Consumers Act, and other regulatory considerations. Information on the Company's websites shall not be deemed to be part of this press release.

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2003	October 2, 2004	September 27, 2003	October 2, 2004
NET SALES	$48,400	$56,893	$141,416	$157,713
COST OF GOODS SOLD	29,489	34,889	88,629	97,140

Gross profit	18,911	22,004	52,787	60,573

OPERATING EXPENSES:
Advertising	7,171	6,533	14,551	22,572
Legal and professional	1,601	1,026	4,977	4,207
Research and development	777	567	2,777	1,902
Purchased in-process research and development	—	—	—	83
Other operating	9,316	10,789	28,069	31,437

Total operating expenses	18,865	18,915	50,374	60,201

INCOME FROM OPERATIONS	46	3,089	2,413	372
OTHER EXPENSE, net	(161)	(216)	(984)	(1,271)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(115)	2,873	1,429	(899)
PROVISION FOR INCOME TAXES	(513)	(1,520)	(1,985)	(1,102)

NET INCOME (LOSS)	$(628)	$1,353	$(556)	$(2,001)

PER SHARE INFORMATION:
Basic and diluted net income (loss) per common share	$(0.05)	$0.10	$(0.04)	$(0.15)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	13,103	13,287	12,547	13,254

Diluted	13,103	13,373	12,547	13,254

OTHER DATA:
Depreciation	$785	$1,076	$2,300	$2,955
Amortization	824	945	2,317	2,675

Total depreciation and amortization	$1,609	$2,021	$4,617	$5,630

Depreciation and amortization included in the following captions:
Cost of goods sold	$313	$711	$914	$1,833
Research and development	3	23	8	61
Other operating	1,293	1,287	3,695	3,736

Total depreciation and amortization	$1,609	$2,021	$4,617	$5,630

SEGMENT INFORMATION:

	Quarter Ended
	September 27, 2003			October 2, 2004
	U.S.	International	Total	U.S.	International	Total
Net sales	$46,923	$1,477	$48,400	$54,966	$1,927	$56,893
Gross profit (loss)	18,191	720	18,911	22,235	(231)	22,004
Research and development	618	159	777	—	567	567
Other operating expense	8,600	716	9,316	9,701	1,088	10,789
Income (loss) from operations	322	(276)	46	5,179	(2,090)	3,089
	Three Quarters Ended
	September 27, 2003			October 2, 2004
	U.S.	International	Total	U.S.	International	Total
Net sales	$136,755	$4,661	$141,416	$153,159	$4,554	$157,713
Gross profit (loss)	50,984	1,803	52,787	60,990	(417)	60,573
Research and development	2,527	250	2,777	536	1,366	1,902
Purchased in-process research and development	—	—	—	—	83	83
Other operating expense	25,217	2,852	28,069	28,276	3,161	31,437
Income (loss) from operations	3,988	(1,575)	2,413	5,865	(5,493)	372

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)
(unaudited)

	January 3, 2004	October 2, 2004
ASSETS
CURRENT ASSETS:
Cash	$1,075	$373
Accounts receivable, net	944	1,638
Inventories, net	24,127	23,832
Prepaid income taxes	797	—
Deferred income taxes	548	971
Other current assets	1,752	3,158

Total current assets	29,243	29,972
PROPERTY, PLANT AND EQUIPMENT, net	13,183	18,078
DEFERRED INCOME TAXES	710	723
GOODWILL	33,853	33,937
DEFINITE-LIVED INTANGIBLE ASSETS, net	9,207	18,400
OTHER ASSETS	735	1,070

Total assets	$86,931	$102,180

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$3,381	$1,426
Current portion of capital lease obligations	191	108
Accounts payable and accrued liabilities	13,405	17,339

Total current liabilities	16,977	18,873

LONG-TERM LIABILITIES:
Line of credit	—	16,351
Long-term debt, less current portion	14,683	8,295
Capital lease obligations, less current portion	64	54
Deferred income tax liabilities	—	2,071

Total long-term liabilities	14,747	26,771

STOCKHOLDERS' EQUITY	55,207	56,536

Total liabilities and stockholders' equity	$86,931	$102,180

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1-800 CONTACTS Announces Third Quarter Results